DOMINION RESOURCES, INC.

EXECUTIVE STOCK PURCHASE TOOL KIT

Effective September 1, 2001

TABLE OF CONTENTS

1.     Purpose...........................................................................................................................

2.     Eligibility........................................................................................................................

3.     Participation....................................................................................................................

4.     Bonuses under the Programs...........................................................................................

5.     Bonus Deferral Program.................................................................................................

6.     Restricted Stock Exchange Program..............................................................................

7.     Dominion Direct Program...............................................................................................

8.     Loan Guarantee Program................................................................................................

9.     Option Loan Program......................................................................................................

10.    Provisions Applicable to All Loans...............................................................................

11.    Effective Date of the Tool Kit........................................................................................

12.    Termination, Modification, Change...............................................................................

13.    Administration of the Tool Kit.......................................................................................

14.    Notice.............................................................................................................................

15.    Definitions......................................................................................................................

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DOMINION RESOURCES, INC.

EXECUTIVE STOCK PURCHASE TOOL KIT

1. Purpose. The purpose of this Dominion Resources, Inc. Executive Stock Purchase Tool Kit (the "Tool Kit") is to encourage and facilitate ownership of Dominion Resources, Inc. (the "Company") common stock by the executives of the Company and certain of its subsidiaries. The Tool Kit is established in conjunction with the Dominion Resources, Inc. Incentive Compensation Plan and the Dominion Resources, Inc. Executives' Deferred Compensation Plan. The Tool Kit includes a number of programs that the employee can use to build his or her ownership in Company Stock.

2. Eligibility. An employee of the Company or a Subsidiary who meets the following criteria is eligible to participate in the Tool Kit:

(a) the employee is subject to the Company's Stock Ownership Guideline, and

(b) the employee is newly hired by the Company or a Subsidiary or the employee has been promoted such that the employee has a higher Guideline Level than prior to the promotion.

An employee's participation in the Tool Kit shall not obligate the Company or a Subsidiary to pay any particular salary or to continue the employment of a Participant. Additional qualifications may apply for each Program.

3. Participation.

(a) To become a Participant, an eligible employee must satisfy the requirements to participate in the Program (or Programs) of his or her choice. The agreements and other documents required under the Tool Kit shall be in such form and shall be submitted at such times and to such individuals as specified by the Administrator. No eligible employee is required to participate in the Tool Kit. The Participant shall complete, sign and submit all agreements and other documents as may be required by the Administrator relating to the desired Program. Participants may participate only once in a Loan Program, unless their Stock Ownership Guideline increases as a result of a promotion.

(b) Once a Participant has reached the Guideline Level, generally the Participant must cease participation in any of the Programs. Under a Loan Program, a Participant may acquire shares above the Guideline Level and continue to participate in the Loan Program until the Loan is repaid in full.

4. Bonuses under the Programs. Except for the Option Loan Program, each of the Programs provides for a bonus to be awarded to the Participant, subject to certain limitations. All of the bonuses under the Programs cease when the Participant has reached Guideline Level, except for the Loan Programs. Under the Loan Guarantee Program, the bonus is available for a loan amount up to ten times the Participant's base salary.

5. Bonus Deferral Program. Participants may acquire Company Stock through the Bonus Deferral Program as described in this Section 5.

(a) Under the procedures of the Deferred Compensation Plan, a Participant may elect to defer all or a portion of an annual cash incentive plan award into the Deferred Compensation Plan. As a part of the deferral election, the Participant shall designate the deferral as being subject to the Bonus Deferral Program. The deferral election shall include a provision that the deferred amount shall be invested in the Company Stock investment option under the Deferred Compensation Plan. The Company Stock investment option will be subject to the terms of the Deferred Compensation Plan and may include a deemed Company Stock investment.

(b) When the designated cash incentive plan award is contributed to the Deferred Compensation Plan, the Company or a Subsidiary shall also contribute on behalf of the Participant to the Deferred Compensation Plan an additional amount equal to 5% of the deferred incentive plan award. The additional contribution shall be invested in the Company Stock investment option.

(c) On behalf of the Participant, the Company or a Subsidiary shall pay the Medicare taxes imposed on the Participant due to the additional contribution under Section 5(b). The Company or a Subsidiary shall also pay the Applicable Taxes payable by the Participant with respect to this payment of Medicare taxes on behalf of the Participant.

6. Restricted Stock Exchange Program. Participants may acquire Company Stock through the Restricted Stock Exchange Program as described in this Section 6.

(a) A Participant may elect to not receive all or a portion of an annual cash incentive plan award and instead receive Restricted Stock under the Incentive Compensation Plan in place of the designated cash award. The Administrator shall determine which incentive plan awards may be designated under the Restricted Stock Exchange Program.

On the date the designated incentive award would otherwise be received, the Company shall issue Restricted Stock to the Participant under the Incentive Compensation Plan in an amount equal to 110% of the designated incentive award. The Restricted Stock will be valued based on the Fair Market Value of Company Stock as determined under the Incentive Compensation Plan.

(b) The restrictions on the Restricted Stock will lapse and the Restricted Stock will vest on the third anniversary of the date of grant of the Restricted Stock. The restrictions shall also lapse on the earlier of the Participant's death, retirement, or disability or upon a Change of Control.

7. Dominion Direct Program. Participants may acquire Company Stock through the Dominion Direct Program as described in this Section 7.

(a) Under the procedures of Dominion Directsm, a Participant may elect to make periodic, monthly or quarterly purchases of Company Stock. The Participant shall complete any forms required to participate in Dominion Directsm and any additional forms provided for purposes of participation in the Dominion Direct Program.

(b) When Company Stock is purchased under Dominion Directsm, the Company or a Subsidiary shall pay the Participant a cash bonus equal to 5% of the total amount invested in Dominion Directsm under this Program.

(c) On behalf of the Participant, the Company or a Subsidiary shall pay the Applicable Taxes imposed on the Participant due to the bonus payment under Section 7(b). The Company or a Subsidiary shall also pay the Applicable Taxes payable by the Participant with respect to the payment of these Applicable Taxes.

8. Loan Guarantee Program. The Loan Guarantee Program allows a Participant to acquire Company Stock through a loan that is guaranteed by the Company and for which part of the interest may be subsidized by the Company. The Loan Guarantee Program is described in this Section 8 with additional provisions in Section 10. A Participant shall initiate participation in the Loan Guarantee Program under the following procedures.

(a) To become a Participant in the Loan Guarantee Program, an eligible employee must satisfy the following requirements:

(i) complete, sign and submit all agreements and other documents as may be required by the Company and the Bank relating to the Loan Guarantee Program and to a Loan, including but not limited to, a Reimbursement Agreement and a Promissory Note; and

(ii) provide such financial information as the Company and the Bank may reasonably request, including but not limited to, a financial statement.

(b) Participants may acquire Company Stock under the Loan Guarantee Program by obtaining Loans from a Bank under the following procedures:

(i) Acquisitions of Company Stock for the Participant shall be achieved through the purchase of Company Stock from the open market. Participants are not required as a condition of participation in the Loan Guarantee Program to meet their Guideline Levels.

(ii) Participants shall have full shareholders' rights with respect to the Company Stock acquired with the Loan, including the right to vote the shares and receive dividends.

(c) Participants shall receive a grant of Restricted Stock that equals 5% of the Company Stock acquired by the Participant with the Loan (the "Bonus Shares"). Restrictions on Company Stock comprising the Bonus Shares shall terminate on the day after the shares are granted. The Participant will be responsible for any Applicable Taxes on the Bonus Shares.

(d) Loan proceeds shall be used exclusively to purchase Company Stock and, if so elected by the Participant, to pay Applicable Taxes imposed on the Participant as a result of the grant of the Bonus Shares under the Loan Guarantee Program. The Loans under the Loan Guarantee Program also shall be subject to the provisions of Section 10.

9. Option Loan Program. The Option Loan Program allows a Participant to acquire Company Stock through the payment of the exercise price for options by use of a loan that is guaranteed by the Company and for which part of the interest may be subsidized by the Company. The Option Loan Program is described in this Section 9 with additional provisions in Section 10. A Participant shall initiate participation in the Option Loan Program under the following procedures.

(a) To become a Participant in the Option Loan Program, an eligible employee must satisfy the following requirements:

(i) complete any forms necessary to exercise an Option;

(ii) complete, sign and submit all agreements and other documents as may be required by the Company and the Bank relating to the Option Loan Program and to a Loan, including but not limited to, a Reimbursement Agreement and a Promissory Note;

(iii) provide such financial information as the Company and the Bank may reasonably request, including but not limited to, a financial statement; and

(iv) sign an agreement under which the Participant agrees not to sell or otherwise dispose of the Company Stock acquired from the Option exercise until the Loan is repaid.

(b) Participants may acquire Company Stock under the Option Loan Program by obtaining Loans from a Bank under the following procedures:

(i) Acquisitions of Company Stock for the Participant shall be achieved through the exercise of Options. Participants are not required as a condition of participation in the Plan to meet their Guideline Levels.

(ii) Participants shall have full shareholders' rights with respect to the Company Stock acquired with a Loan, including the right to vote the shares and receive dividends.

(c) Loan proceeds shall be used exclusively to exercise Options and to pay any taxes imposed on the Participant as a result of the exercise of the Options. The Loans under the Option Loan Program shall be subject to the provisions of Section 10.

10. Provisions Applicable to All Loans. The Loans under the Loan Guarantee Program and the Option Loan Program shall be subject to the following conditions.

(a) Program Terms.

(i) The maximum amount of Loans under the Plan for all Participants will be Loans with an aggregate principal amount of $40,000,000.

(ii) A Participant may have only one Loan, which may be under either the Loan Guarantee Program or the Option Loan Program. The maximum aggregate principal amount of the outstanding Loan for a Participant shall be 10 times the Participant's annual base salary as of the Date of Loan. The maximum aggregate principal amount of a Loan for a Participant shall not be affected by any subsequent change in the Participant's annual base salary.

(iii) The minimum amount of a Loan shall be $250,000.

(iv) For purposes of calculating Applicable Taxes in connection with a Loan, the Company shall use the highest Federal and state income tax rates estimated to be applicable to the Participant and the Medicare tax rate.

(b) Loan Terms.

(i) Loans shall be full recourse to the Participant and shall be secured as determined by the Bank. The term of a Loan shall be no more than five (5) years from the Date of Loan.

(ii) The Company shall guarantee repayment to the Bank of 100% of the principal and interest owed by each Participant under a Loan; however, each Participant shall be fully obligated to repay to the Bank all principal and interest on a Loan when due and payable.

(iii) The Bank shall set the interest rate on a Loan. The Participant shall remain fully obligated at all times under the Promissory Note to repay the entire amount of interest on the Loan, however, the Company will pay to each Participant a portion of the interest rate, subject to certain conditions of this Plan. The Participant's rate of interest (the "Participant's Rate") will be based on the expected dividend yield of the shares of Company Stock acquired by the Participant under the Tool Kit, including the Bonus Shares. The Company shall pay to each Participant the amount of interest on the Loan that is greater than the Participant's Rate ("Company Subsidized Rate") subject to the further conditions in the Plan. The Participant's Rate and Company Subsidized Rate shall be established as of the Date of Loan and shall be fixed for the entire term of the Loan. The rates shall not be affected by any change in dividends during the term of the Loan.

(iv) The Company shall cease payment of the Company Subsidized Rate if the Loan is pre-paid, if the Company guarantee ceases, or if the Participant sells or otherwise disposes of the Company Stock acquired under a Loan Program.

(c) Loan Repayments

(i) A Participant may voluntarily prepay a Loan in the event of (A) death; (B) retirement on or after the Participant's early retirement date or normal retirement date as defined in the Dominion Resources, Inc. Retirement Plan; (C) Hardship; (D) a Change of Control; or (E) upon approval of Dominion's Chief Executive Officer or the Committee. In the event of prepayment under this subsection 10(c)(i), the Participant shall pay any early payment fee which may be imposed by the Bank. Notwithstanding the preceding sentence, a Participant may prepay a Loan within 90 days following a Change of Control, in which case, the Company shall pay any early payment fee which may be imposed by the Bank.

(ii) The Company guarantee shall cease and a Participant's Loan shall become due and payable if (A) the Participant's employment is terminated due to a reduction in force or any other event that occurs with respect to the Participant's employer such that, after the event, the employer is no longer Dominion or a Subsidiary; (B) the Participant voluntarily terminates employment with the Company; (C) the Participant's employment is involuntarily terminated for a reason other than that specified in (B); or (D) the Participant declares bankruptcy. In the event of acceleration of a Loan under (B), (C) or (D), the Participant shall pay any early payment fee which may be imposed by the Bank. The Company shall pay any early payment fee imposed by the Bank in the event of acceleration of a Loan under (A). The Committee or Dominion's Chief Executive Officer may waive the requirement that a Loan becomes due and payable under this subsection 10(c)(ii).

(iii) A Participant's Loan may become due and payable if a Borrower Event of Repayment as defined in the Master Promissory Note occurs that is not a Program Event of Default. In the event of acceleration of a Loan under this subsection 10(c)(iii), the Participant shall pay any early payment fee which may be imposed by the Bank.

(iv) All Participants' Loans may become due and payable if a Program Event of Default as defined in the Facility Agreement occurs. All Participants' Loans will become due and payable in the event of the Company's Bankruptcy. In the event of acceleration of a Loan under this subsection 10(c)(iv), the Company shall pay any early payment fee which may be imposed by the Bank.

11. Effective Date of the Tool Kit. This Tool Kit shall be effective on September 1, 2001.

12. Termination, Modification, Change. If not sooner terminated or extended by the Committee or the Board, this Tool Kit shall terminate at the close of business on August 31, 2011. The Committee or the Board may terminate the Tool Kit or may amend the Tool Kit in such respects as it shall deem advisable. A termination or amendment of the Tool Kit shall not, without the consent of the Participant, adversely affect the Participant's rights under existing participation in a Program.

13. Administration of the Tool Kit. The Administrator shall administer the Tool Kit subject to the oversight of the Committee. The Administrator shall have the authority to interpret the Tool Kit and its interpretations shall be binding on all parties. The Committee may establish and revise from time to time rules and regulations for the Tool Kit. The Committee may delegate any of its duties and responsibilities under the Tool Kit to the Administrator. The laws of the Commonwealth of Virginia shall govern the terms of this Tool Kit.

14. Notice. All notices and other communications required or permitted to be given under this Tool Kit shall be in writing and shall be deemed to have been duly given if delivered personally or mailed first class, postage prepaid, as follows (a) if to the Company - at its principal business address to the attention of the Chief Financial Officer; (b) if to any Participant - at the last address of the Participant known to the sender at the time the notice or other communication is sent.

15. Definitions. As used in the Tool Kit, the following terms shall have the meanings indicated:

(a) "Administrator" means the individual or committee authorized by the Committee to administer the Tool Kit. Unless the Committee determines otherwise, the Administrator shall be the Director-Executive Compensation.

(b) "Applicable Taxes" means the projected assumed federal, state and local income taxes and Medicare taxes payable by a Participant due to the receipt of compensation income under a Program.

(c) "Bank" means the financial institution making a Loan to the Participant.

(d) "Board" means the Board of Directors of Dominion Resources, Inc.

(e) "Change in Control" means the happening of any of the following events:

(i) any person, including a ''group'' as defined in Section 13(d)(3) of the Act becomes the owner or beneficial owner of the Company's securities having 20% or more of the combined voting power of the then outstanding Company's securities that may be cast for the election of the Company's directors (other than as a result of an issuance of securities initiated by the Company, or open market purchases approved by the Board, as long as the majority of the Board approving the purchases is also the majority at the time the purchases are made);

(ii) as the direct or indirect result of, or in connection with, a cash tender or exchange offer, a merger or other business combination, a sale of assets, a contested election, or any combination of these transactions, the persons who were directors of the Company before such transactions cease to constitute a majority of the Board, or any successor's board, within two years of the last of such transactions.

(f) "Committee" means the Organization, Compensation and Nominating Committee of the Board.

(g) "Company" means Dominion Resources, Inc.

(h) "Company Stock" means common stock of the Company. In the event of a change in capital structure of the Company, the shares resulting from such a change shall be deemed to be Company Stock within the meaning of the Tool Kit.

(i) "Date of Loan" means the date on which a Loan is disbursed and the Guarantee of the Loan is issued.

(j) "Deferred Compensation Plan" means the Dominion Resources, Inc. Executives' Deferred Compensation Plan.

(k) "Guideline" means the Company's stock ownership guideline for executives as established from time to time.

(l) "Guideline Level" means the target amount of Company Stock that a Participant is encouraged to own for purposes of the Guideline.

(m) "Hardship" means a substantial, unavoidable economic hardship incurred by the Participant that cannot be met by other available resources of the Participant or the disability of the Participant. The Committee will determine whether a Hardship exists in its sole discretion.

(n) "Incentive Compensation Plan" means the Dominion Resources, Inc. Incentive Compensation Plan.

(o) "Loan" means a loan from a Bank to a Participant to acquire Company Stock under the Loan Guarantee Program or the Option Loan Program.

(p) "Loan Program" means either the Loan Guarantee Program or the Option Loan Program.

(q) "Option" means a stock option to acquire Company Stock issued to a Participant under the Incentive Compensation Plan or the Dominion Resources, Inc. Leadership Stock Option Plan for Salaried Employees.

(r) "Participant" means any eligible employee who acquires Company Stock under the Tool Kit.

(s) "Program" means one of the following programs:

(i) "Bonus Deferral Program" described in Section 5;

(ii) "Restricted Stock Exchange Program" described in Section 6;

(iii) "Dominion Direct Program" described in Section 7.

(iv) "Loan Guarantee Program" described in Sections 8 and 10; and

(v) "Option Loan Program" described in Sections 9 and 10.

(t) "Promissory Note" means a promissory note evidencing a Loan to a Participant.

(u) "Reimbursement Agreement" means an agreement between the Participant and the Company, in such form as the Administrator shall determine, under which the Participant agrees to repay the Company in the event the Company is required to repay the Bank under a Loan guarantee.

(v) "Restricted Stock" means the shares of Company Stock issued under Section 7 of the Incentive Compensation Plan.

(w) "Subsidiary" means another corporation in which the Company owns stock possessing at least 50 percent of the combined voting power of all classes of stock or which is in a chain of corporations with the Company in which stock possessing at least 50% of the combined voting power of all classes of stock is owned by one or more other corporations in the chain.

IN WITNESS WHEREOF, the Company has caused this Stock Purchase and Loan Tool Kit to be executed as of this 13th day of September, 2001.

DOMINION RESOURCES, INC.

By_______________________________________

G. Scott Hetzer
                            Senior Vice President & Treasurer

EXHIBIT A

DOMINION RESOURCES, INC.

STOCK OWNERSHIP GUIDELINES

EXECUTIVE GROUP

Positions	Ownership Guideline Number of Shares
Chief Executive Officer	145,000
Executive Vice President - Dominion CEO - Designated Operating Companies	35,000
Senior Vice President- Dominion & Designated Subsidiaries	20,000
Vice President - Dominion & Designated Subsidiaries	10,000